UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): June 30, 2025

STEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39455	85-1972187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Post Oak Boulevard, Suite 560 Houston, Texas 77056

(Address of principal executive offices including zip code)

1-877-374-7836

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	STEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Exchange Agreement

On June 27, 2025, Stem, Inc. (the “Company”) entered into a privately negotiated exchange agreement (the “Exchange Agreement”) with certain of the holders of the Company’s 0.50% Green Convertible Senior Notes due 2028 (the “2028 Convertible Notes”) and/or the Company’s 4.25% Green Convertible Senior Notes due 2030 (the “2030 Convertible Notes”), to exchange (the “Exchange”) (i) $228,818,000 principal amount of the 2028 Convertible Notes and (ii) $121,310,000 principal amount of the 2030 Convertible Notes (clauses (i) and (ii) together, the “Exchanged Notes”) and (iii) $10,000,000 of cash, less amounts in lieu of fractional notes, for (a) $155,426,583 in aggregate principal amount of the Company’s new 12.00%/11.00% Senior Secured PIK Toggle Notes due 2030 (the “New Notes”), (b) Warrants (the “Warrants”) exercisable for shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) and (c) accrued and unpaid interest on the Exchanged Notes to (but excluding) the date of the closing of the Exchange (collectively, the “Exchange Transactions”).

The New Notes and Warrants were issued in private placement transactions pursuant to the exemptions provided by Rule 144A, Regulation S and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Indenture and Notes

In connection with the issuance of the Notes, the Company entered into an Indenture dated June 30, 2025 (the “Indenture”), with the guarantors identified therein (the “Guarantors”) and U.S. Bank Trust Company, National Association, as the Trustee and notes collateral agent (the “Collateral Agent”). The terms of the Notes are governed by the Indenture. At the Company’s election for any interest period, the New Notes will bear interest at a rate of (i) 12.00% per annum on the principal amount thereof if interest is paid in kind, subject to a maximum amount of interest able to be paid in kind set forth in the Indenture, and (ii) 11.00% per annum on the principal amount thereof if interest is paid in cash, in each case payable semi-annually in arrears on July 1 and January 1 of each year, beginning on January 1, 2026, to the noteholders of record of the New Notes as of the close of business on the immediately preceding June 15 and December 15, respectively.

The New Notes will mature on the earlier of (a) December 30, 2030, (b) the date, if any, on or after June 30, 2028 on which (x) the aggregate principal amount of the 2028 Convertible Notes then outstanding is greater than $15,000,000 and (y) the difference between the amount of unrestricted cash and cash equivalents held by the Company and its restricted subsidiaries and the aggregate principal amount of the 2028 Convertible Notes outstanding as of such date of determination is less than $30,000,000, and (c) the date, if any, on or after January 1, 2030 on which (x) the aggregate principal amount of the 2030 Convertible Notes then outstanding is greater than $15,000,000 and (y) the difference between the amount of unrestricted cash and cash equivalents held by the Company and its restricted subsidiaries and the aggregate principal amount of the 2030 Convertible Notes outstanding as of such date of determination is less than $30,000,000.

The New Notes are guaranteed by certain of the Company’s current and future restricted subsidiaries on a senior secured basis. The New Notes and the guarantees will be secured by a first priority lien on substantially all of the assets of the Company and the Guarantors, subject to certain exceptions.

The Notes will be redeemable, in whole or in part, for cash at the Company’s option at any time, and from time to time, at the following redemption prices: on or after the date of issuance to December 31, 2027, at 105.00% of the principal amount of the notes being redeemed, including interest paid in kind, if any, plus accrued and unpaid interest; from January 1, 2028 to December 31, 2028, at 102.50% of the principal amount of the notes being redeemed, including interest paid in kind, if any, plus accrued and unpaid interest; and on or after January 1, 2029, at 100.00% of the principal amount of the notes being redeemed, including interest paid in kind, if any, plus accrued and unpaid interest.

The indenture also contains customary events of default.

Warrant Agreement

The Warrants were issued pursuant to a warrant agreement (the “Warrant Agreement”) with Computershare Trust Company, N.A. and its affiliate Computershare Trust Company, N.A., as warrant agent. Pursuant to the Warrant Agreement, the Company issued warrants (“Warrants”) to purchase 439,919 shares (subject to adjustment in accordance with its terms) of Common Stock (the “Warrant Shares”), with a strike price of $30.00 (the “Exercise Price”), subject to the cashless exercise provisions contained in the Warrant Agreement.

The Warrants are exercisable from the eleventh trading day following the date of issuance of the Warrants until December 1, 2030 (the “Expiration Date”).

The Exercise Price is subject to adjustment from time to time upon the occurrence of certain dilutive events, including (a) stock dividends and splits, (b) the issuance of options or other convertible securities in certain circumstances, (c) certain other dividends or distributions, (d) a tender or exchange offer by the Company to purchase or redeem Common Stock in certain circumstances, and (e) certain reclassification, reorganization or charge of the of the Common Stock.

Whenever the Exercise Price is adjusted as provided above, the number of Warrant Shares for which a Warrant is exercisable (the “Warrant Share Number”) shall simultaneously be adjusted by multiplying the Warrant Share Number in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment, and the denominator of which shall be the Exercise Price immediately thereafter.

In the event of a Fundamental Change (as defined in the Warrant Agreement), upon request, the holders of Warrants will receive cash in an amount and as determined in accordance with the Warrant Agreement.

Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with any persons whose beneficial ownership of Common Stock would be aggregated with such holder’s for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the SEC, including any group, within the meaning of the Exchange Act, of which such holder or such holder’s affiliates is a member) would beneficially own a number of shares of Common Stock in excess of 4.99% of the Common Stock then outstanding immediately after giving effect to such exercise (the “Maximum Percentage”); provided, however, that upon 61 days’ notice to the Company, the holder may increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice.

Pursuant to the Warrant Agreement, no holder of a Warrant, by virtue of holding or having a beneficial interest in the Warrant, will have the right to vote, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of the Company’s directors or any other matter, or exercise any rights whatsoever as a stockholder of the Company unless, until and only to the extent such holders become holders of record of Common Stock issued upon exercise of the Warrants.

The foregoing description of the Exchange Agreement, the Indenture, the Notes and the Warrant Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the agreements. Copies of the Indenture, the form of Notes and the Warrant Agreement, which are attached as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

On June 30, 2025, the Company issued a press release announcing the closing of the Exchange, a copy of which is attached as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished pursuant to Item 7.01 on this Current Report on Form 8-K, including Exhibit 99 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture dated June 30, 2025, by and among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent

4.2	Form of 12.00%/11.00% Senior Secured PIK Toggle Notes due 2030 (included in Exhibit 4.1)

4.3	Warrant Agreement, dated June 30, 2025, by and among the Company, Computershare Trust Company, N.A. and its affiliate Computershare Trust Company, N.A., as warrant agent

99	Press Release issued June 30, 2025

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEM, INC.

Date: June 30, 2025	By:	/s/ Saul R. Laureles
	Name:	Saul R. Laureles
	Title:	Chief Legal Officer and Secretary